AMENDMENT TO
ASSET PURCHASE AGREEMENT

This **AMENDMENT TO ASSET PURCHASE AGREEMENT** (the "Amendment") is dated effective as of the 10th day of December, 2019 by and among **Seaport Group Enterprises LLC**, a California limited liability company ("Buyer"), **Pacific Ventures Group. Inc.**, a Delaware corporation ("PACV"), **PNC, INC.**, a California corporation ("Seller") and **Peter Camarda** and **Nancy Camarda**, the sole equity holders of Seller (the "Stockholders").

RECITALS

WHEREAS, Seller, Buyer and the Stockholders entered into an Asset Purchase Agreement, dated August 15, 2019 (the "Agreement"), pursuant to which Seller agreed to sell certain of the assets, properties and rights belonging to Seller that are used in or pertain to the Business and include all necessary assets to operate the Business as it is currently being operated; and

WHEREAS, the parties desire to amend the Agreement as set forth herein;

NOW, THEREFORE, in consideration of the promises and the mutual covenants of the parties hereinafter expressed and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, each intending to be legally bound, agree as follows:

1. Recitals. The recitations set forth in the preamble of this Amendment are true and correct and incorporated herein by this reference.

2. Capitalized Terms. All capitalized terms used in this Amendment shall have the same meaning ascribed to them in the Agreement, except as otherwise specifically set forth herein.

3. Conflicts. In the event of any conflict or ambiguity by and between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall control, but only to the extent of any such conflict or ambiguity.

4. The definitions of "Balance Sheet" and "Balance Sheet Date" as set forth in Section 1.1 of the Agreement are hereby amended and replaced with the following:

> ""Balance Sheet" shall mean the balance sheet of Seller included in their unaudited financial statements as at and for the fiscal period ended September 30, 2019."
>
> ""Balance Sheet Date" shall mean September 30, 2019."

5. Section 2.4 of the Agreement is hereby amended and restated in its entirety and replaced with the following:

> "SECTION 2.4 Purchase Price. Subject to the terms and conditions of this Agreement, in consideration of the transfer, conveyance and assignment of the Purchased Assets:

(a) At the Closing, Buyer shall deliver to Seller by wire transfer, certified check or official bank check, made payable to the Law Offices of Jonathan P. Musgrove, APC, attorney for Seller, to be deposited in an attorney-client trust account for the benefit of Seller, in immediately available funds, One Million Five Hundred Thousand US Dollars and Zero Cents ($1,500,000.00) ("Closing Payment"). The Closing Payment is non-refundable and must be transferred and the funds must clear prior to Seller's inventory being transferred to Buyer.

(b) At the Closing, Buyer shall deliver to Seller by wire transfer, certified check or official bank check, made payable to the Law Offices of Jonathan P. Musgrove, APC, attorney for Seller, to be deposited in an attorney-client trust account for the benefit of Seller, in immediately available funds, an additional payment of Seven Hundred Fifty Thousand US Dollars and Zero Cents ($750,000.00) ("Inventory Payment"). The Inventory Payment is non-refundable and must be transferred and the funds must clear prior to Seller's inventory being transferred to Buyer. See Sections 2.4 (c) and (d) below for further discussion regarding the Inventory Payment.

(c) The parties acknowledge the inventory changes any time a purchase order or an accounts receivable invoice is processed in the ordinary course of business. Immediately before Closing, the Seller and Buyer will take a closing inventory of merchandise. The purchase price for the Seller's inventory of merchandise, computed at Seller's cost, as evidenced by receipts and/or invoices delivered to the Buyer, certified by officers or directors of the Seller as true and accurate, and acceptable to the Buyer, will be the actual cost as reflected in the Seller's invoice records of inventories on hand at Closing, as adjusted below (the "Inventory Cost"). If the Inventory Cost is greater than the Inventory Payment made by Buyer to Seller at Closing, then the Ninety Day Payment identified in Section 2.4(d) below will be increased by the amount of the deficiency in the Inventory Payment. However, if the Inventory Cost is less than the Inventory Payment made by Buyer to Seller at Closing, then the Ninety Day Payment identified in Section 2.4(d) below will be decreased by the amount of the excess Inventory Payment. For example, if the Inventory Cost is $800,000.00, then the Ninety Day Payment will be increased by $50,0000, but if the Inventory Cost is $700,000 then the Ninety Day Payment will be decreased by $50,000.

(d) On the Date which is ninety (90) days following the Closing, Buyer shall deliver to Seller by wire transfer, certified check or official bank check as instructed by Seller, in immediately available funds, (i) One Million Nine Hundred Thousand US Dollars and Zero Cents ($1,900,000.00) (the "Ninety Day Payment"). As provided in Sections 2.4 (b) and (c) above, the Ninety Day Payment is subject to increase or decrease based on the difference, if any, between the Inventory Payment and Inventory Cost.

(e) At the Closing, Buyer shall deliver to Seller a promissory note ("Promissory Note") of the Buyer in favor of Seller in the principal amount of Eight Hundred Fifty Thousand US Dollars and Zero Cents ($850,000.00) with seven percent (7%) interest per annum, payments as follows: subject to that certain Subordination Agreement by and among the Buyer, the Seller, TCA Special Situations Credit Strategies ICAV and TCA Global Credit Master Fund LP (the "Subordination Agreement"), (i) on the date which is seven (7) months following the date of Closing, a payment consisting of principal and accrued interest in the amount of Three Hundred Eighty Eight Thousand Eight Hundred Eighty Seven US Dollars and Ninety-Two Cents ($388,887.92); (ii) on the first anniversary of the date of Closing, a payment consisting of principal and accrued interest in the amount of Two Hundred Sixty One Thousand Six Hundred Nineteen US Dollars and Sixty-Six Cents ($261,619.66); and (iii) on the date which is eighteen (18) months following the date of Closing, a payment consisting of principal and accrued interest in the amount of Two Hundred Eight Thousand Two Hundred Ninety Four US Dollars and Ninety-Eight Cents ($208,294.98). The Promissory Note does not include a prepayment penalty. In the event of default of the Promissory Note, at Seller's option, Pacific Ventures Group. Inc., a Delaware corporation ("PACV") will issue shares of preferred stock of PACV (Series H Preferred Stock) as additional security for payment of the Promissory Note ("Seller's Option"). PACV represents it is the sole owner of Buyer and will not sell, transfer or issue any further shares of Buyer at any time before the Promissory Note is paid in full. Prior to Closing, Buyer will provide to Seller a copy of the Articles of Incorporation of PACV, written confirmation of the total authorized, issued and outstanding number of shares of PACV. In the event Seller's Option is exercised, Buyer, shall issue to the Seller shares of preferred stock of PACV (Series H Preferred Stock) with an aggregate stated value of the amount of principal in default which are convertible into shares of common stock of PACV (the "PACV Preferred Stock"). (The Promissory Note shall be substantially in the form attached hereto as Exhibit 2.4(c) and shall provide Seller remedies for Buyer's default, which shall include any default of the real property lease where the Business operates at 2533 Folex Way, Spring Valley, CA 91978, subject to the Subordination Agreement).

(f) Within fifteen (15) business days of the date which the consolidated audit of the Buyer for the fiscal year ended December 31, 2019 (which includes the assets and the Business of Seller) is completed by an auditing firm registered by the Public Company Accounting Oversight Board (as selected by Buyer) and delivered to Buyer, PACV shall issue to Seller that number of shares of common stock of PACV (which shall equal two and one half percent (2.5%) of the total issued and outstanding shares of common stock of PACV at the time of such issuance (the "PACV Common Stock").

(g) All receivables, payables and unrealized rebates of Seller shall be calculated at least five (5) business days before Closing, followed by a true-up as of the Closing, and shall be prorated at Closing in favor of Buyer and/or Seller, as the case may be. All other pro-ratable expenses shall be prorated at the Closing. All

unrealized rebates from purchases and sales shall be credited from Buyer to Seller at Closing. All receivables, payables and unrealized rebates of Seller shall be evidenced by adequate documentary support delivered to the Buyer, certified by officers or directors of the Seller as true and accurate, and acceptable to the Buyer.

(h) Seller is agreeable to future payment of the Ninety Day Payment based upon Buyer's representation and written confirmation that TCA Special Situations Credit Strategies ICAV is financing Buyer's purchase of the Business and the operating costs of the Business, and making funds available for timely payments of the Purchase Price as required by this Section 2.4. In the event the Ninety Day Payment as adjusted by the Inventory Cost is not timely paid, all interest transferred or to be transferred by Seller to Buyer, including all Purchased Assets as defined in the Agreement and this Amendment, and all future receivables of the Business from the Closing Date going forward, will revert back to Seller immediately and free of all liens arising from this Amendment, the Subordination Agreement and Promissory Note, and free from all liens arising from any agreements, security interests, promises, obligations and interests which Buyer or TCA Special Situations Credit Strategies, ICAV, TCA Global Credit Master Fund, LP, may have or acquire in the future against the Business and Purchased Assets ("Reversion to Seller"). In such case of a Reversion to Seller, all monies tendered to Seller by or on behalf of Buyer as required under this Section 2.4 and the transaction contemplated herein are forfeited, without recourse against Seller by the Buyer or by any party making such payments on behalf of Buyer, including all lenders, financers, TCA Special Situations Credit Strategies, ICAV, TCA Global Credit Master Fund, LP, or other parties in interest.

(i) To preserve Seller's interest in the Business in the event of default under this Section 2.4, Buyer agrees that until the Ninety Day Payment as adjusted by the Inventory Cost is paid in full, Buyer will comply in all respects with those covenants and agreements made by Seller as set forth in the Agreement at "Section 5.1 Conduct of the Business" as though Buyer is the Seller.

(j) Buyer acknowledges and agrees that Seller may file a UCC-1 in appropriate jurisdictions to evidence its interest in the Business and Purchased Assets until the Purchase Price is paid in full, provided however, that any security interest in favor of the Seller shall be subordinated pursuant to the Subordination Agreement. After the Purchase Price is paid in full, along with any interest, fees and costs which may arise as contemplated by this transaction, Seller will file a release or satisfaction of all filed UCC-1s and other lien rights.

(k) In addition to Seller's right to file UCC-1s, Seller will, subject to the Subordination Agreement, have a priority position as a lienholder against the Business and Purchased Assets until the Ninety Day Payment, as adjusted, and the Promissory Note are paid in full.

6. Section 2.5. <u>Additional Assumed Liability of Buyer</u>. Separate and apart from any assumed liability of Buyer as set forth in the Agreement, Buyer agrees to assume the remaining payments due on

a dicer machine that Seller purchased for the Business after the Agreement was executed. The dicer is hereby added as an Assumed Liability of Buyer under Section 2.5 and Schedule 2.5 of the Agreement. (See Schedules to Amendment to Asset Purchase Agreement attached hereto.)

7. Section 2.6 of the Agreement is hereby amended and restated in its entirety and replaced with the following:

> "SECTION 2.6 Closing. The Closing (the "Closing") of the purchase and sale of the Purchased Assets hereunder shall take place as a "mail-away" Closing, with all documents executed in the Parties' respective locations and originals delivered to the attorney for Buyer and attorney for Seller and Stockholders at least one (1) business day before Closing. The Closing shall occur as soon as all of the conditions to Closing set forth herein have been met; however; it is anticipated that the Closing shall occur on or around December 10, 2019. (The date of the Closing being hereinafter called the "Closing Date".) All transactions consummated at the Closing shall be deemed to have taken place simultaneously and shall be deemed to be effective as of the Close of Business of Seller on the Closing Date."

8. Section 3.17 of the Agreement is hereby amended and restated in its entirety and replaced with the following:

> "SECTION 3.17 Suppliers, Customers and Contractors. Schedule 3.17 lists, by dollar volume paid for the year ended December 31, 2018 and the nine (9) months ended September 30, 2019, the 15 largest suppliers and the 50 largest customers of Seller. The relationships of Seller with such suppliers, customers and contractors are reasonable commercial working relationships and: (i) no supplier or contractor has refused to provide credit, or has suspended the provision of credit, to Seller as a result of the failure or delay in payment of amounts due to such suppliers or contractors; (ii) all amounts owing to such suppliers and contractors, if not in dispute, have been paid in accordance with their respective terms; (iii) no person within the last twelve months has threatened in writing to cancel, or otherwise terminate, the relationship of such person with Seller, and (iv) no person during the last twelve months has decreased materially or threatened in writing to decrease or limit materially, its relationship with Seller or intends to decrease or limit materially its services or supplies to Seller or its usage or purchase of the services or products of Seller."

9. Section 6.2 of the Agreement is hereby amended and restated in its entirety and replaced with the following:

> "SECTION 6.2 Conditions to the Obligations of Seller. All obligations of Seller hereunder are subject, at the option of Seller, to the fulfillment prior to or at the Closing of each of the following further conditions:
>
> (a) Performance. Buyer shall have performed and complied in all material respects with all of its agreements, obligations and covenants

hereunder required to be performed by it at or prior to the Closing Date.

(b) Representations and Warranties. The representations and warranties of Buyer contained in this Agreement and in any certificate or other writing delivered by Buyer pursuant hereto shall be true in all material respects at and as of the Closing Date as if made at and as of such time.

(c) Documentation. There shall have been delivered to Seller the following:

(i) One or more duly executed originals of the Assumption Agreement signed by Buyer, and such other instruments of assumption as are reasonably necessary or desirable to effect the assumption by Buyer of the Assumed Liabilities.

(ii) A certificate, dated the Closing Date, of the President or a Vice-President of Buyer confirming the matters set forth in Section 6.2(a) and (b) hereof.

(iii) A certificate, dated the Closing Date, of the Secretary or Assistant Secretary of Buyer certifying, among other things, that attached or appended to such certificate (A) is a true and correct copy of its Certificate of Incorporation and all amendments if any thereto as of the date thereof, (B) is a true and correct copy of its By-laws, (C) is a true copy of all corporate resolutions of its board of directors authorizing the execution, delivery and performance of this Agreement, and each other document to be delivered by Buyer pursuant hereto, and (D) are the names and signatures of its duly elected or appointed officers who are authorized to execute and deliver this Agreement and any certificate, document or other instrument in connection herewith.

(iv) The Buyer shall have delivered to each of Seller and Stockholders executed copies of the Consulting and Covenant Not to Compete Agreement, substantially in the form annexed hereto as Schedule 6.2(c)(iv).

(v) The Buyer shall have delivered to Seller the originally executed Lease Agreement.

(vi) The Buyer shall have delivered to Seller the originally executed Promissory Note."

10. Section 8.1 of the Agreement is hereby amended and restated in its entirety and replaced with the following:

"SECTION 8.1 Termination. This Agreement may be terminated and the Contemplated Transactions may be abandoned at any time prior to the Closing:

(d) By mutual written consent of Seller and the Stockholders, on the one hand, and Buyer on the other;

(e) By Buyer during the Due Diligence Period, with written notice to Seller;

(c) By Seller and the Stockholders, if: (i) there has been a material misrepresentation or breach of warranty on the part of Buyer in the representations and warranties contained herein and such material misrepresentation or breach of warranty, if curable, is not cured within 15 days of written notice thereof from Seller, (ii) Buyer has committed a material breach of any covenant imposed upon it hereunder and fails to cure such breach within 15 days of written notice thereof from Seller, or (iii) any condition to Seller's or the Stockholders' obligations hereunder becomes incapable of fulfillment through no fault of such parties and is not waived by such parties;

(d) By Buyer, if (i) there has been a material misrepresentation or breach of warranty on the part of Seller or the Stockholders in the representations and warranties contained herein and such material misrepresentation or breach of warranty, if curable, is not cured within 15 days of written notice thereof from Buyer to Seller, (ii) Seller or the Stockholders have committed a material breach of any covenant imposed upon them hereunder and fails to cure such breach within 15 days of written notice thereof from Buyer to Seller, or (iii) any condition to Buyer's obligations hereunder becomes incapable of fulfillment through no fault of Buyer and is not waived by Buyer;

(e) By Seller and the Stockholders, or Buyer, if the Closing shall not have occurred on or before **December 13, 2019**; provided that no party may terminate this Agreement pursuant to this clause (i) if such party's failure to fulfill any of its obligations under this Agreement shall have been the reason that the Closing shall not have occurred on or before said date or (ii) in the event that the Closing is delayed due to delay in the Buyer's financing provided that such financing is proceeding in good faith."

11. Section 9.7 of the Agreement is hereby amended and restated in its entirety and replaced with the following:

"SECTION 9.7 Binding Effect; No Assignment. This Agreement and all of its provisions, rights and obligations shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs and legal representatives. Except as otherwise provided in Section 9.6, this Agreement may not be assigned by a party without the express written consent of the others and any purported assignment, unless so consented to, shall be void and without effect. Nothing herein express or implied is intended or shall be construed to confer upon or to

give anyone other than the parties hereto, their respective heirs, legal representatives and successors, and TCA Special Situations Credit Strategies ICAV and TCA Global Credit Master Fund LP (collectively, "TCA") any rights or benefits under or by reason of this Agreement. Accordingly, no party that has not executed this Agreement or as otherwise stated in this Section shall have any right to enforce any of the provisions of this Agreement. It is acknowledged and agreed that the Buyer is receiving financing from TCA in connection herewith and the Seller is the indirect beneficiary of such financing but for which the sale contemplated hereby would not be proceeding. The Seller agrees that TCA is a third party beneficiary of this Agreement and, notwithstanding anything to the contrary contained herein, shall have the right (but not the obligation) to enforce any of the provisions of this Agreement on behalf of the Buyer to protect Buyer's and/or TCA's rights and interests.

12. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original as against the party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Amendment shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all the parties reflected hereon as the signatories.

13. Conflict. This Amendment supersedes all prior agreements, written or oral, with respect to the subject matter contained herein. In the event that any term of this Amendment conflicts with a term of the Agreement or any other agreement, the terms of this Amendment shall prevail.

14. Governing Law. This Amendment shall be governed and construed in accordance with the laws of the State of California applicable to agreements made and to be performed entirely within such State and the federal laws of the United States of America, without regard to the conflict of laws rules thereof.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date set forth above.

BUYER:

Seaport Group Enterprises LLC

By: /s/ shannon masjedi
Shannon Masjedi
Managing Member

STOCKHOLDERS:

/s/ Nancy Camarda
Nancy Camarda

/s/ Peter Camarda
Peter Camarda

SELLER:

PNC, INC.

By: /s/ Nancy Camarda
Nancy Camarda
President

Solely with respect to obligation to issue the PACV Preferred Stock and the PACV Common Stock as set forth in Amended Section 2.4 of the Agreement, as set forth above in Section 5 of this Amendment.

PACV:

PACIFIC VENTURES GROUP, INC.

By: /s/ shannon masjedi
Shannon Masjedi
Chief Executive Officer

ACKNOWLEDGED:

TCA SPECIAL SITUATIONS CREDIT STRATEGIES ICAV

By: ______________________________

Name:

Title: